Exhibit 99.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
	)	AA-EC-04-54
Riggs Bank N. A.,	)
McLean, Virginia	)

CONSENT ORDER

     The Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiner, has examined Riggs Bank N.A., McLean, Virginia (“Bank”), and identified deficiencies in the Bank’s internal controls, particularly in the area of Bank Secrecy Act and Anti-Money Laundering compliance.

     The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated May 13, 2004, that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order (“Order”) by the Comptroller. This Order supplements, but does not replace, a Consent Order that the Bank entered into on July 16, 2003.

     Pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

ARTICLE I

BOARD TO ENSURE COMPETENT MANAGEMENT

     (1) Within sixty (60) days, the Bank’s Board shall cause the Bank to review and produce a written report regarding the staffing skills and levels required to fulfill the Bank’s obligations pursuant to this Order, to fulfill its obligations pursuant the July 16, 2003 Order, and to meet the Bank’s strategic goals. The Board will determine whether management or staff changes should be made, including the need for additions to or deletions from current management or staffing, and whether the skills of management and staff need improvement.

     (2) Within ninety (90) days, the Board shall implement the recommendations and results of its review pursuant to paragraph (1) of this Article.

     (3) Upon completion, a copy of the written report shall be submitted to the Assistant Deputy Comptroller for Midsize Banks (“Assistant Deputy Comptroller”), Office of the Comptroller of the Currency, 440 S. La Salle St., Suite 2700, Chicago, IL 60605.

ARTICLE II

BOOKS AND RECORDS

     (1) Within forty-five (45) days, the Board shall submit to the Assistant Deputy Comptroller an action plan detailing the process by which the Board will ensure that an evaluation of whether the Bank’s books and records, including electronic information systems, are maintained in a complete and accurate condition in all material respects, setting forth a timetable for implementing the plan to correct and verify any materially incomplete or inaccurate information.

(a)	The plan shall include a methodology for verifying that information required by the Bank Secrecy Act and its implementing regulations is appropriately documented, filed, and maintained. This may include, but is not limited to, reviewing the accuracy of any Suspicious Activity Report or Currency Transaction Report previously filed between January 1, 2001, and April 30, 2004.

(b)	The plan shall provide for the necessary actions to correct and verify any incomplete or inaccurate books and records. This may include, but is not limited to, correcting any filing made to any agency or branch of the U.S. Government; any Suspicious Activity Report or Currency Transaction Report; and any information provided in response to any subpoena or to any request for information from any agency or branch of the U.S. Government between January 1, 2001, and April 30, 2004.

(c)	The plan need not require the remediation of accounts closed on or before the effective date of this Order or the remediation of accounts that are in the process of being closed due to the Bank’s current plan to exit certain account relationships in specific divisions and subsidiaries.

(d)	The plan shall include a review, in a time period not to exceed one year from the effective date of this Order, of all Bank accounts in the Embassy and International Private Banking areas that are identified as high risk, and other high risk accounts identified by the Bank as appropriate for review, to ensure that Suspicious Activity Reports have been filed as appropriate between January 1, 2001, and April 30, 2004. This review shall include accounts at Bank subsidiaries (excluding Riggs International Banking Corporation, which is regulated by the Board of Governors of the Federal Reserve System), accounts covered by paragraph (c) of this Article, and an analysis of Currency Transaction Reports filed for each account.

     (2) A copy of the plan shall be forwarded to the Assistant Deputy Comptroller for a written determination of no supervisory objection.

(a)	In the event the Assistant Deputy Comptroller recommends changes to the action plan, the Board shall immediately incorporate those changes into the plan.

     (3) The Board shall ensure that, once verified as in a complete and accurate condition in all material respects, the Bank’s books, records and electronic information systems are maintained in a materially complete and accurate condition.

ARTICLE III

INTERNAL CONTROLS

     (1) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure adherence by the Bank, including all of its divisions, its subsidiaries (excluding Riggs International Banking Corporation, which is regulated by the Board of Governors of the Federal Reserve System), and its account relationships, to written, comprehensive policies for internal controls applicable to the Bank’s account relationships and related staffing, including the Embassy and International Private Banking Groups’ account relationships and related staffing. At a minimum, the policies shall address:

(a)	the mandatory performance of periodic background checks, no less than every three (3) years, of all relationship managers;

(b)	the collection of a complete list of all Personal Investment Companies with accounts at the Bank, a complete list of all individuals associated with those Personal Investment Companies, and a complete list of all accounts managed at the Bank for those Personal Investment Companies;

(c)	a prohibition against any employee having signature authority, ownership, or custodial powers for any customer’s account, except designated trust accounts;

(d)	a requirement for relationship managers to determine and document the following information:

(i)	a list of all accounts associated with a relationship, a country or politically exposed persons (“PEPs”), either manually or through the Bank’s electronic information systems;

(ii)	a summary of these account relationships, including identification of the purpose for each account in the relationship and the customary transactions and services used in each account, including the use of any suspense or concentration account;

(iii)	a comprehensive, balanced assessment of the country and its PEPs; and

(iv)	the risk rating for the accounts.

(e)	a requirement for relationship managers to conduct periodic sampling of transactions within the accounts they manage to ensure an adequate understanding of the purposes of these accounts, appropriate monitoring of these accounts, and conformance of the actual transactions with the customary transactions and services for these accounts;

(f)	the definition of “conflicts of interest” and the appearance of conflicts of interest, as well as the imposition of conflict of interest restrictions on Bank employees, officers, and directors;

(g)	the accountability of Bank employees for compliance with applicable laws and regulations and adherence to the Bank’s internal policies and procedures;

(h)	the supervision of relationship managers sufficient to ensure adherence to applicable laws and regulations and the Bank’s policies and procedures, including the requirements set forth in this Article;

(i)	the following types of accounts or relationships shall be subject to the Bank’s policies and procedures for accounts or transactions with greater than normal risk to those accounts:

(i)	accounts in the name of any governmental corporation or governmental agency with only one authorized signatory;

(ii)	the ten largest deposit account relationships at the Bank;

(iii)	the ten largest loan relationships at the Bank;

(j)	the establishment of procedures to review transactions from accounts in the name of any governmental corporation, country, or governmental agency of a country to any individual, particularly to provide for the review of unusual transactions, transactions with individuals related to the account holder, and transactions above Bank-established thresholds;

(k)	the establishment of procedures to review transactions from accounts in the name of any governmental corporation, country, or governmental agency of a country in order to identify transactions indicative of corruption or embezzlement in those accounts;

(l)	the establishment of thresholds for reporting information about accounts and relationships designated as having greater than normal risk, including those set forth in this Article to be treated as having greater than normal risk, to the Bank’s management and board of directors;

(m)	the performance of transactional testing in all accounts and relationships designated as having greater than normal risk, including those set forth in this Article to be treated as having greater than normal risk;

(n)	the evaluation of the costs and profitability of all accounts and relationships designated as having greater than normal risk, including those set forth in this Article to be treated as having greater than normal risk;

(o)	the requirements for arms’ length dealing in any transactions by Bank employees, officers, and directors involving the Bank’s customers;

(p)	the requirements and parameters for the disclosure of the following information from the Bank’s employees, officers, and directors:

(i)	actual and potential conflicts of interest;

(ii)	“related interests” as that term is defined by 12 C.F.R. Part 215, including any Personal Investment Company owned in whole or in part;

(iii)	any material interest in the business of a borrower, an applicant, or other customer of the Bank; and

(iv)	the receipt of anything of value by Bank employees, officers, and directors, directly or indirectly, from borrowers, loan applicants, other customers, or suppliers of the Bank.

(q)	For purposes of this article, “governmental corporation” shall refer to any corporation related to a governmental entity or a politically exposed person of a governmental entity.

     (2) Prior to implementation, a copy of these changes to the Bank’s internal control policy shall be forwarded to the Assistant Deputy Comptroller for a written determination of no supervisory objection.

     (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of, and adherence to, the policy developed pursuant to this Article.

ARTICLE IV

DIVIDEND POLICY

     (1) Within fifteen (15) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a dividend policy, which shall permit the declaration of a dividend only:

(a)	when the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and

(b)	with thirty days’ prior written notice to the Assistant Deputy Comptroller.

ARTICLE V

INTERNAL AUDIT

     (1) Within sixty (60) days, the Board, or a designated committee of the Board, shall adopt, implement, and thereafter ensure Bank adherence to an independent, internal audit program sufficient, including its scope, testing, and documentation, to:

(a)	detect irregularities in the Bank’s operations;

(b)	determine the Bank’s level of compliance with all applicable laws, rules and regulations;

(c)	evaluate the Bank’s adherence to established policies and procedures;

(d)	perform an appropriate level of testing to support the audit findings;

(e)	ensure adequate audit coverage in all areas; and

(f)	establish an annual audit plan using a risk based approach sufficient to achieve these objectives.

     (2) As part of this audit program, the Board, or a designated committee of the Board, shall evaluate the audit reports of any party providing services to the Bank, and shall assess the impact on the Bank of any audit deficiencies cited in such reports.

     (3) The Board, or a designated committee of the Board, shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of, and adherence to, the program developed pursuant to this Article.

     (4) The Board, or a designated committee of the Board, shall ensure appropriate oversight of the audit function, with particular emphasis on an adequately staffed department or outside firm with respect to both the experience level and number of the individuals employed.

     (5) The Board, or a designated committee of the Board, shall ensure that the audit program is independent. The persons responsible for implementing the internal audit program described above shall report directly to the Board, or a designated committee of the Board, which shall have the sole power to direct their activities. All reports prepared by the audit staff shall be filed directly with the Board and not through any intervening party.

     (6) All audit reports shall be in writing and supported by adequate workpapers, which must be provided to the Bank. The Board, or a designated committee of the Board, shall ensure that immediate actions are undertaken to remedy deficiencies cited in audit reports, and that auditors maintain a written record describing those actions.

     (7) The audit staff shall have access to any records necessary for the proper conduct of its activities. National bank examiners shall have access to all reports and work papers of the audit staff and any other parties working on its behalf.

     (8) Upon adoption, a copy of the internal audit program shall be promptly submitted to the Assistant Deputy Comptroller.

ARTICLE VI

CLOSING

     (1) Although the Board is by this Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank.

     (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United

States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

     (3) Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

     (4) The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.

     (5) In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

(b)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(c)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)	require corrective action be taken in a timely manner of any non-compliance with such actions.

     (6) In the event of an inconsistency between this Order and the Consent Order dated July 16, 2003, the terms of this Order shall control.

     (7) This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

     (8) The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this 13th day of May, 2004.

/s/ Timothy W. Long	5/13/04
Timothy W. Long	Date
Senior Deputy Comptroller

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
Riggs Bank N. A.	)
McLean, Virginia	)

STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER

     The Comptroller of the Currency of the United States of America (“Comptroller”) has initiated proceedings against Riggs Bank N.A., McLean, Virginia (“Bank”) pursuant to 12 U.S.C. § 1818(b).

     The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated May 13, 2004 (“Order”);

     In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

ARTICLE I

Jurisdiction

     (1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

     (2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

     (3) The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

ARTICLE II

Agreement

     (1) The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

     (2) The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

     (3) The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of its supervisory responsibilities.

ARTICLE III

Waivers

     (1) The Bank, by signing this Stipulation and Consent, hereby waives:

(a)	the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)	any and all procedural rights available in connection with the issuance of the Order;

(c)	all rights to seek any type of administrative or judicial review of the Order; and

(d)	any and all rights to challenge or contest the validity of the Order.

ARTICLE IV

Other Action

     (1) The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set her hand on behalf of the Comptroller.

/s/ Timothy W. Long	5/13/04
Timothy W. Long	Date
Senior Deputy Comptroller

     IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Barbara B. Allbritton	5/13/04
Barbara B. Allbritton	Date

/s/ Robert L. Allbritton	5/13/04
Robert L. Allbritton	Date

/s/ Nathan D. Baxter	5/13/04
Nathan D. Baxter	Date

/s/ Jacqueline C. Duchange	5/13/04
Jacqueline C. Duchange	Date

/s/ Thomas F. Fitzgerald	5/13/04
Thomas F. Fitzgerald	Date

/s/ Heather S. Foley	5/13/04
Heather S. Foley	Date

/s/ Lawrence I. Hebert	5/13/04
Lawrence I. Hebert	Date

/s/ Robert C. Roane	5/13/04
Robert C. Roane	Date

/s/ Frederick J. Ryan, Jr.	5/13/04
Frederick J. Ryan, Jr.	Date

/s/ John A. Sargent	5/13/04
John A. Sargent	Date

/s/ Stephen J. Trachtenberg	5/13/04
Stephen J. Trachtenberg	Date